Sanders, Ortoli, Vaughn-Flam, Rosenstadt LLP
501 Madison Avenue
New York, NY 10022

        August 24, 2007

Manas Petroleum Corporation
Bahnhofstrasse 9
6341 Baar, Switzerland

Re: REGISTRATION STATEMENT ON FORM S-8

Dear Ladies and Gentlemen:

We have acted as counsel to Manas Petroleum Corporation (the "Company"), a Nevada corporation, in connection with the preparation and filing of the registration statement on Form S-8 including a Prospectus ("Prospectus") filed on August 24, 2007 (the "Registration Statement") covering 10,650,000 shares of Common Stock, par value $0.001 (collectively, the "Shares").

We have examined copies of the Articles of Incorporation, the By-Laws of the Company, the Registration Statement, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of rendering this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

We are admitted to the practice of law in the State of New York and we do not express any opinion as to the laws of any other states or jurisdictions, except as to matters of federal law and the corporate laws of the State of Nevada. The opinion expressed herein is based on the laws of Nevada including applicable statutory provisions, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus.

Very truly yours,

/s/ Sanders Ortoli Vaughn-Flam Rosenstadt LLP